MDU RESOURCES GROUP, INC.
                      List of Subsidiaries
                  (Effective December 31, 2002)

                                              State or Other
                                                Jurisdiction
                                                    in Which
                                                Incorporated

Alaska Basic Industries, Inc.                    Alaska
Anchorage Sand and Gravel Company, Inc.          Alaska
Baldwin Contracting Company, Inc.                California
Bauerly Brothers, Inc.                           Minnesota
Bell Electrical Contractors, Inc.                Missouri
Buffalo Bituminous, Inc.                         Minnesota
Capital Electric Construction Company, Inc.      Kansas
Capital Electric Line Builders, Inc.             Kansas
Centennial Energy Holdings, Inc.                 Delaware
Centennial Holdings Capital Corp.                Delaware
Centennial Power, Inc.                           Delaware
Concrete, Inc.                                   California
Connolly-Pacific Co.                             California
DSS Company                                      California
E.S.I., Inc.                                     Ohio
Fidelity Exploration & Production Company        Delaware
Fidelity Oil Co.                                 Delaware
Frebco, Inc.                                     Ohio
FutureSource Capital Corp.                       Delaware
Granite City Concrete of Watkins, Inc.           Minnesota
Granite City Ready Mix, Inc.                     Minnesota
Hamlin Electric Company                          Colorado
Hap Taylor & Sons, Inc.                          Oregon
Harp Engineering, Inc.                           Montana
ILB Hawaii, Inc.                                 Hawaii
Innovative Gas Services, Incorporated            Kentucky
Innovatum, Inc.                                  Texas
International Line Builders, Inc.                Delaware
InterSource Insurance Company                    Vermont
JTL Group, Inc. - Montana                        Montana
JTL Group, Inc. - Wyoming                        Wyoming
KRC Aggregate, Inc.                              Delaware
KRC Holdings, Inc.                               Delaware
Knife River Corporation                          Delaware
Knife River Dakota, Inc.                         Delaware
Knife River Hawaii, Inc.                         Delaware
Knife River Marine, Inc.                         Delaware
LTM, Incorporated                                Oregon
Loy Clark Pipeline Co.                           Oregon
MDU Resources International, Inc.                Delaware
Marcon Energy Corporation                        Kentucky
Medford Ready Mix, Inc.                          Delaware
Morse Bros., Inc.                                Oregon
Newco, Inc.                                      Ohio
Northstar Materials, Inc.                        Minnesota
Oregon Electric Construction, Inc.               Oregon
Pouk & Steinle, Inc.                             California
Prairielands Energy Marketing, Inc.              Delaware
Rocky Mountain Contractors, Inc.                 Montana
Rocky Mountain Power, Inc.                       Montana
Rogue Aggregates, Inc.                           Oregon
Seven Brothers Ranches, Inc.                     Wyoming
Utility Services, Inc.                           Delaware
WBI Canadian Pipeline, Ltd.                      Canada
WBI Energy Services, Inc.                        Delaware
WBI Holdings, Inc.                               Delaware
WBI Pipeline & Storage Group, Inc.               Delaware
WHC, Ltd.                                        Hawaii
Wagner-Smith Company, The                        Ohio
Wagner-Smith Equipment Co.                       Delaware
Wagner-Smith Pumps & Systems, Inc.               Ohio
Williston Basin Interstate Pipeline Company      Delaware

BIV Generation Company, L.L.C.                   Delaware
Brush Power Generation Company, L.L.C.           Delaware
Brush Power, L.C.C.                              Delaware
Bitter Creek Pipelines, LLC                      Colorado
Central Oregon Redi-Mix, L.L.C.                  Oregon
Granite City Concrete Pumping, LLC               Minnesota
MDU Resources International LLC                  Delaware
Morgan Generation Company, L.L.C.                Delaware
Netricity LLC                                    Alaska
New Avoca Gas Storage LLC                        Texas
Colorado Power Partners                          Colorado partnership
Hawaiian Cement                                  Hawaii partnership

MDU Resources Luxembourg I LLC S.a.r.l.          Luxembourg
MDU Resources Luxembourg II LLC S.a.r.l.         Luxembourg
MDU Brasil Ltda.                                 Brazil
MDU Chile Inversiones Ltda.                      Chile